UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2014
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

ITEM 9.01(d)	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

The following information is furnished pursuant to Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers." On March 6, 2014, The Buckle, Inc. (the "Company") issued a press release announcing that Michelle Hoffman has been appointed to the position of Vice President of Sales and Kyle L. Hanson has been appointed to the position of Vice President, General Counsel, and Corporate Secretary, both effective immediately. Michelle has been employed by Buckle since 1979 and has served in various roles of increasing responsibility on the sales team since that time; including salesperson, Store Manager, District Manager, and most recently Regional Manager since 2008. Kyle has been employed by Buckle as General Counsel since 1998 and has served as General Counsel and Corporate Secretary since 2001.

The Company also announced today the following changes to its leadership team:

•
Karen B. Rhoads has been appointed Senior Vice President of Finance and Chief Financial Officer from her current position as Vice President of Finance and Chief Financial Officer, which she has held since 1991.

•	Brett P. Milkie has been appointed Senior Vice President of Leasing from his current position as Vice President of Leasing, which he has held since 1996.

•	Patricia K. Whisler has been appointed Senior Vice President of Women’s Merchandising from her current position as Vice President of Women’s Merchandising, which she has held since 2001.

•	Robert M. Carlberg has been appointed Senior Vice President of Men’s Merchandising from his current position as Vice President of Men’s Merchandising, which he has held since 2006.

These changes are all effective immediately.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1 Press Release Dated March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: March 6, 2014	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Senior Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 Press Release Dated March 6, 2014